UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       July 14, 2009

Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)
Colorado
(State or other jurisdiction of incorporation)
001-32994	98-0461154
(Commission File Number)	(I.R.S. Employer Identification No.)

800, 326–11th Avenue SW Calgary, Alberta Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

(403) 263-1623
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 14, 2009, the Audit Committee of the Board of Directors of Oilsands Quest Inc. (the “Company”) concluded that the Company’s financial statements for the years ended April 30, 2007 and April 30, 2008 and the quarterly periods ended July 31, 2007 to January 31, 2009 will be restated and should no longer be relied upon. In addition, Panell Kerr Forster’s audit report on the financial statements for the year ended April 30, 2007 and KPMG LLP’s report on the financial statements and effectiveness of internal control over financial reporting for the year ended April 30, 2008 should no longer be relied upon.

The Company determined that it will revise the calculation of the consideration exchanged in the acquisition of a non-controlling interest of Oilsands Quest Sask Inc. (“OQI Sask”) for the year ended April 30, 2007 due to a modification in the Company’s interpretation of generally accepted accounting principles related to the accounting for the purchase of a non-controlling interest when the consideration includes stock options and warrants of a subsidiary. On August 14, 2006, the Company, pursuant to the terms of a reorganization agreement, acquired a non-controlling interest (35.92%) of OQI Sask which together with its 64.08% interest, resulted in a 100% interest in OQI Sask. In the accounting treatment of this transaction, the fair value of the stock options of OQI Sask at the time of the acquisition was included in the consideration paid for the non-controlling interest. Management has concluded that in accordance with a technical interpretation of the terms of FAS 123(R), Share Based Payment, and FAS 141, Business Combinations, options of a subsidiary that are granted while the parent is in control of the subsidiary should be excluded from the consideration paid in the acquisition of a non-controlling interest.

Management, together with its independent auditors, is analyzing the impact of the revision referred to above on its financial statements. The restatements will not have any impact on the Company’s cashflows for the affected periods nor will they affect the extent or value of the Company’s resource base or other assets. Management is also assessing the effect of this revision on the internal control over financial reporting and disclosure controls and procedures. Management does not expect to reach a conclusion on the controls until the completion of the restatement process.

The Company’s Audit Committee and members of the Company’s management have discussed with Panell Kerr Forster, the Company’s independent registered public accounting firm for the year ended April 30, 2007, and KMPG LLP, the Company’s independent registered public accounting firm for the year ended April 30, 2008, the matters disclosed in this Item 4.02(a).

Item 8.01	Other Events.

On July 14, 2009, the Company issued a press release announcing the delay in the filing of its Annual Report on Form 10-K for the year ended April 30, 2009 and its intent to restate the financial statements as described in Item 4.02(a) above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release issued July 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2009	Oilsands Quest Inc.
(Registrant)

	By:	/s/ Garth Wong
		Name:	Garth Wong
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued July 14, 2009.